Exhibit 10.43

INCENTIVE STOCK OPTION AGREEMENT

UNDER THE AMERGENT HOSPITALITY GROUP INC.

2021 EQUITY INCENTIVE PLAN

This INCENTIVE STOCK OPTION AGREEMENT (“Agreement”) is between Amergent Hospitality Group Inc., a Delaware corporation (the “Company”), and the individual optionee specified below (the “Optionee”) and is made and effective as of April 24, 2023 (the “Effective Date”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Amergent Hospitality Group Inc. 2021 Equity Incentive Plan (the “Plan”).

1.	Notice of Stock Option Grant.

The Company, pursuant to action of the Committee and in accordance with the Plan, grants to Optionee an Incentive Stock Option to purchase common stock of the Company, $0.0001 par value per share (“Option Shares”), upon the terms and conditions set forth in the Agreement:

Name of Optionee	Michael D. Pruitt

Total Number of Option Shares	Option 1: 100,000 Option 2: 100,000 Option 3: 100,000

Fair Market Value per Option Share on Grant Date and Option Price	Fair Market Value: $0.16 Option 1: $0.60 Option 2: $1.00 Option 3: $1.50

Grant Date	April 24, 2023

Number of Option Shares Subject to Time Based Vesting	Option 1: 100,000 Option 2: 100,000 Option 3: 100,000

Time Based Vesting Schedule	Option 1: December 31, 2023 Option 2: December 31, 2024 Option 3: December 31, 2025

Number of Option Shares Subject to Performance Based Vesting	N/A

Performance Based Vesting Schedule	N/A

Expiration Date	April 24, 2033

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No portion of this Option may be exercised until such portion shall have become exercisable. Subject to the discretion of the Committee (as defined in the Plan) to accelerate the exercisability schedule hereunder, this Option shall be exercisable with respect to the number of Option Shares on the dates indicated above so long as the Optionee remains an employee of the Company on such dates. Once exercisable, this Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date (set forth above), subject to the provisions hereof and of the Plan. All or a portion of the Option Shares may vest based on length of Employment, as set forth above, and the remainder of the Option Shares may vest based upon achievement of performance goals, as specified above. If the number of Option Shares would result in the issuance of a fraction of a share, no fractional share shall be issued and instead the number of Option Shares shall be increased or decreased to the nearest whole number. Any Option Shares that vest contingent upon performance measures that fail to meet the performance goals set forth above shall be forfeited. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to the Option exercisable by Optionee in any calendar year exceeds $100,000, then the Option granted hereunder to Optionee shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be non-qualified Options, but all other terms and provisions of such Option shall remain unchanged.

2. Manner of Exercise.

(a) The Option may only be exercised in accordance with the terms of the Plan and the administrative procedures established by the Company and/or the Committee from time to time. The exercise of the Option is subject to the Optionee making appropriate tax withholding arrangements with the Company in accordance with the terms of the Plan and the administrative procedures established by the Company and/or the Committee from time to time.

(b) The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares (ii) the fulfillment of any other requirements prescribed by the Committee, contained herein and in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Option Shares to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the Option Shares will be in compliance with applicable laws and regulations.

(c) The Option Shares purchased upon exercise of this Option shall be transferred to the Optionee on the records of the transfer agent upon compliance, to the satisfaction of the Committee, with all requirements prescribed by the Committee and required under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares subject to this Option unless and until this Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Option Shares.

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(d) No partial exercise of an Option shall be for an aggregate exercise price of less than $1,000.00, unless this minimum is waived by the Committee.

(e) Notwithstanding any other provision hereof or of the Plan, no portion of this Option shall be exercisable after the Expiration Date hereof.

3. Termination of Employment. If the Optionee’s Employment by the Company or a Subsidiary is terminated, the period within which to exercise the Option may be subject to earlier termination as set forth below.

(a) If Optionee’s termination of Employment occurs prior to the Option’s expiration date, for any reason whatsoever other than death or authorized retirement (as defined in subparagraph (b) below), any unexercised portion of the Option shall terminate automatically.

(b) If Optionee retires upon reaching the Company’s normal retirement age or earlier, with the written consent of the Company, because of physical or mental disability (collectively, “authorized retirement”), any unexercised or unvested portion of the Option shall expire three months after the effective date of such authorized retirement. The Optionee may exercise all or any vested portion of an Option from the date of his or her authorized retirement to three months thereafter.

(c) If prior to the expiration date of the Option, the Optionee dies while employed or engaged by the Company or its Subsidiary or within three months of his or her authorized retirement, the Optionee’s estate, heirs or legatees shall have the privilege of exercising all of the unexercised Option within six months after the Optionee’s death.

Nothing contained in this Section shall extend the time for exercising all or any part of the then unexercised portion of an Option. The Committee’s determination of the reason for termination of the Optionee’s Employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

4. Adjustment upon Changes in Capitalization. The Option is subject to adjustment in the event of certain changes in the capitalization of the Company, to the extent set forth in Section 8 of the Plan.

5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 4 of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein. If there is a conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern.

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6. Transferability. This Agreement is personal to the Optionee. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of an Optionee, only by Optionee. Upon the death of Optionee, the outstanding Option granted to such Optionee may be exercised only by the executors or administrators of the Optionee’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of this Option, or the right to exercise any Option, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Option that are or would have been applicable to the Option and to be bound by the acknowledgements made by the Optionee in connection with the grant of the Option.

7. Status of the Option. This Option is intended to qualify as an “incentive Option” under Section 422 of the Code, but the Company does not represent or warrant that this Option qualifies as such. The Optionee should consult with his or her own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. To the extent any portion of this Option does not so qualify as an “incentive option,” such portion shall be deemed to be a non-qualified option. If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Option Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Option, he or she will so notify the Company within 30 days after such disposition.

8. Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by withholding from Option Shares to be issued to the Optionee a number of Option Shares with an aggregate fair market value that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid adverse accounting treatment or as determined by the Committee.

9. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in Employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Employment of the Optionee at any time.

10. Integration. This Agreement and the Plan constitute the entire agreement between the parties with respect to this Option and supersede all prior agreements and discussions between the parties concerning such subject matter.

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11. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its Subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

12. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

13. Governing Law. This Agreement and the rights of all persons claiming hereunder will be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

14. Blackout Periods. The Optionee acknowledges that, from time to time as determined by the Company in its sole discretion, the Company may establish “blackout periods” during which this Option may not be exercised. The Company may establish a blackout period for any reason or for no reason.

15. Other Laws. The Company shall have the right to refuse to issue or transfer any Option Shares under this Agreement if the Company acting in its absolute discretion determines that the issuance or transfer of such Option Shares might violate any applicable law or regulation, and any payment tendered in such event to exercise this Option shall be promptly refunded to the Optionee.

16. Investment Intent. The Company may request the Optionee to hold any Option shares received upon the exercise of all or part of the Option for personal investment and not for purposes of resale or distribution to the public and the Optionee shall, if so requested by the Company, deliver a certified statement to that effect to the Company as a condition to the transfer of such Option Shares to the Optionee.

17. Compliance. In addition to the remedies of the Company elsewhere provided for herein, failure by Optionee to comply with any of the terms and conditions of the Plan or this Agreement, unless such failure is remedied by such Optionee within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Option, in whole or in part, as the Committee, in its absolute discretion, may determine.

18. Severability. If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof.

19. Arbitration. If at any time there shall be a dispute arising out of or relating to any provision of this Agreement or any agreement contemplated hereby, such dispute shall be submitted for binding and final determination by arbitration in accordance with the regulations then obtaining of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) resulting from such arbitration shall be in writing and shall be final and binding upon all involved parties. The site of any arbitration shall be within Mecklenburg County, North Carolina.

[Signature Page Follows]

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By the Optionee’s signature and the signature of the Company’s representative below, the Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of this Option Agreement and the Plan. The Optionee has reviewed this Option Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel before executing this Option Agreement and fully understands all provisions of this Option Agreement and the Plan. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committer upon any questions relating to this Agreement and the Plan.

AMERGENT HOSPITALITY GROUP, INC.

By:
Name:	Steve Hoelscher
Title:	CFO

The foregoing Agreement is hereby accepted, and the terms and conditions thereof hereby agreed to by the undersigned Optionee. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable. The Optionee further agrees that the Company may deliver all documents relating to the Plan or this Option (including prospectuses required by the Securities and Exchange Commission), and all other documents that the Company is required to deliver to its security holders or the Optionee (including annual reports, proxy statements and financial statements), either by e-mail or by e-mail notice of a Web site location where those documents have been posted. The Optionee may at any time (i) revoke this consent to e-mail delivery of those documents; (ii) update the e-mail address for delivery of those documents; (iii) obtain at no charge a paper copy of those documents, in each case by writing the Company at its principal place of business. The Optionee may request an electronic copy of any of those documents by requesting a copy in writing from the Company. The Optionee understands that an e-mail account and appropriate hardware and software, including a computer or compatible cell phone and an Internet connection, will be required to access documents delivered by e-mail.

OPTIONEE

Signature:___________________________

Printed Name:_______________________

Optionee’s address:

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